SNDA NYSE Listed Investor Presentation First Quarter 2026 May 11, 2026 The Ashton at Anderson

Pro Forma Financial Measures and Forward-Looking Statements 2 CHP ADJUSTED PRO FORMA FINANCIAL MEASURES As further described in the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2026, the Company completed its previously announced acquisition of CNL Healthcare Properties, Inc. (“CHP”) through a series of steps ending with a forward merger of CHP with and into a subsidiary of the Company (the “CHP Merger” or “Merger”), with such subsidiary surviving the CHP Merger, as a result of which the Company now indirectly owns all of the assets of CHP. Certain measures presented in this investor presentation that are labeled as “pro forma” have been adjusted to effect to the CHP Merger as if it was consummated on the first day of the applicable period presented, as we believe such adjustment provides investors with useful information about the combined business. These pro forma adjustments have been calculated based on CHP’s internal management accounts and reporting. We believe that the adjustments represent a reasonable estimate for CHP’s business for the relevant periods; however, these are unreviewed estimates and there can be no assurance that the combined business would have achieved the same results if we had acquired CHP at the beginning of such periods. The pro forma numbers presented in this investor presentation are based on the midpoint of the estimated range. See “CHP Adjusted Pro Forma Financial Measures” on page A-9 of the appendix section of this investor presentation for risks related to these estimates. FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and also include the following: the Company’s disclosure of adjusted pro forma financial ranges giving effect to the CHP Merger, including that final results may differ from the disclosed estimates; the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, in particular, the Company’s ability to refinance its Bridge Loan on the terms and within the timeline expected, or at all; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions (including CHP) may not materialize as expected; litigation relating to the CHP Merger that has been or could be instituted against CHP, the Company and our respective directors; our ability to integrate our business with CHP successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired (including CHP) or may acquire could have undiscovered liabilities, or that companies or assets that the Company has acquired (including CHP) or may acquire could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP Merger; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of they are made, and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

Executive Summary 3Heritage at The Plains at Parish Homestead

Leading Pure-Play Publicly Traded U.S. Senior Housing Company

SONIDA SENIOR LIVING

Company Overview

$3.4B
Enterprise Value[(1)]

8th
Largest Senior Housing Owner[(2)]

153
Owned Properties[(3)]
(No Operating Leases)

~14,700
Owned Units[(3)]
(No Operating Leases)

100%
Senior Housing

93.4%
Private Pay

C-Corp structure allows flexibility and control over cash flow re-investment towards highest return opportunities

- Owner and operator of **Independent Living (IL), Assisted Living (AL) and Memory Care (MC)** communities
- **Sonida operating platform and regionally focused densification strategy designed to drive higher yields and shareholder returns**:
  - Owner-operator model converts operational improvement into higher NOI and returns
  - Proprietary analytics SPIN (Sonida Performance Insight Navigator) empowers operators with real-time operational data and insights. This includes enabling data-driven pricing and labor management, driving margin expansion
  - Quick integration of tuck-in acquisitions accelerates stabilization and payback
  - Regional density enhances cash flow durability through scale and local market expertise
- Focus on **organic growth** through continuous community operational improvements and excellence as well as disciplined **inorganic accretive growth** through acquisitions
- **Experienced leadership** with robust integration experience, strong capital allocation track record, and continued alignment with shareholders



Watercrest at Mansfield
Mansfield, TX



Raider Ranch
Raider Ranch, TX



Addison of Gwinnett Park
Gwinnett Park, GA

Note: All metrics are at-share.
(1) Market Cap component as of May 8, 2026.
(2) Source: ASHA Top 50 Owners 2025..
(3) Includes 84 Senior Housing Operating Properties or SHOP (including JVs); excludes 12 properties managed for third-party owners. CHP portfolio includes 54 SHOP and 15 owned, triple-net ("NNN") properties leased (as landlord) to third-party tenants; excludes one vacant land parcel. See definitions in the appendix at the end of this presentation.

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Pro Forma Q1 2026 Financial Summary[1] and Recent Highlights

Sonida Senior Living

YoY Same-Store SHOP Portfolio[1][2][3]

+5.0%	87.2% +220 bps	31.2% +170 bps	+14.0%
RevPOR[4]	Weighted Average Occupancy[4]	Community NOI Margin[5]	Community NOI[5]

YoY Total SHOP Portfolio[1][3]

+8.5%	+70 bps	$51.3M	$45.8M
Resident Revenue Growth	Community NOI Margin Growth[5]	Community NOI[5]	Adj. EBITDA[5]

HIGHLIGHTS

$2B+

Invested since 2024[6]

+92

Communities acquired since 2024 (from 61 to 153 communities)

11.5%

Stabilized Yield on 2024 acquisition cohort[7]

Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) All figures based on pro forma Q1 2026 and Q1 2025 results which includes CHP portfolio performance as of January 1 for each year.
(2) Same-Store Portfolio includes acquisitions at Sonida's respective at-share ownership: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share. See appendix at the end of this presentation for definition.
(3) See appendix at the end of this presentation for definition.
(4) RevPOR and Weighted Average Occupancy are KPIs. See appendix at the end of this presentation for definitions.
(5) Community Net Operating Income ("NOI"), Community NOI Margin and Adjusted EBITDA are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(6) Reflects total senior housing investments made by Sonida since January 1, 2024, including the acquisition of CNL Healthcare Properties, Inc., which closed on March 11, 2026.
(7) Based on Q1 2026 annualized NOI.

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6 Key Updates Across the Platform (1) NOI Margin is a non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation. (2) Market Cap component as of May 8, 2026. (3) Source: ASHA Top 50 Owners 2025. Based on number of units for the combined company post CHP merger. Accelerating same-store growth, on-track integration, and capital strategy defined Same-Store Operating Performance Continued and accelerating growth • Delivered strong year-over-year growth across our Same-Store Portfolio, highlighted by continued occupancy expansion, sustained pricing power, and meaningful NOI Margin(1) improvement • Continued strong leasing outcomes in Q1 extending into early Q2 — underpinned by digital marketing initiatives driving qualified lead flow and conversion • Legacy CHP and Sonida communities each delivered strong Q1 results, reflecting consistent execution across both cohorts within the Same-Store Portfolio CNL Integration Update Integration underway and on track • CHP merger closed March 11, 2026; created a $3.4B pure-play senior housing operator(2) and the 8th largest owner of U.S. senior living assets(3) • Labor profile stable for six consecutive months • $16–$20M year-one G&A synergy target on track; financial systems and reporting integrated; additional synergy opportunities are being identified • Sonida has three scheduled integration phases: • Phase 1 launched May 4th, transitioning six communities to the Sonida operating platform • Phases 2 and 3 are planned for Summer 2026 • The total CHP portfolio includes 69 senior housing communities (54 SHOP + 15 NNN) Capital Allocation Plans Shareholder letter published April 2026 • Published disciplined capital allocation strategy anchored in three core principles: (1) enhance portfolio quality through disciplined investment and asset recycling, (2) deploy capital only where returns materially exceed cost of capital, and (3) maintain risk- adjusted execution with balance sheet discipline • Introduced the Sonida Performance Insight Navigator (SPIN), a proprietary data analytics platform that enables real-time, data-driven decision-making across pricing, labor efficiency, and margin optimization Building pipeline & active disposition program • Sourcing accretive acquisitions targeting double-digit unlevered returns • Active disposition program recycling non-core assets

Overview 7The Ashton on Dorsey

Built to Operate, Positioned to Scale

A proven operational playbook, executed across every phase of Sonida's growth

Phase 1 — Survival
2020 – 2021

- Occupancy trough 75%; NOI Margin[1] (3.6%)
- In Q4 2021 Conversant Capital leads $155M recapitalization

Phase 2 — Stabilization
2022 – 2025

- New leadership; balance sheet restructured
- Organic NOI[1] & occupancy growth; $130M equity raise
- $296M acquisitions; SPIN platform introduced

Phase 3 — Compounding ▶
2026+

- Closed CNL Healthcare Properties acquisition creating $3.4B pure-play senior housing owner-operator[2]
- Target mid-6x leverage; asset recycling

NOW **Phase 3**

Compounding

2026 and beyond

Phase 3 begins with scale. A $3.4B pure-play seniors living platform[2], a proven operational foundation, and the most compelling senior housing investment backdrop in a generation

Revised Capital Allocation Framework:

Sonida plans to deploy its growth platform to drive de-leveraging, accretive acquisitions, and selective asset recycling

1. Sustain operational momentum
SPIN-driven analytics, decentralized ownership culture, and continued margin expansion through rate growth and labor discipline

2. Deploy capital accretively
Double-digit unlevered returns, geographic clustering, and strict per-share FCF and NAV accretion discipline

3. Scale national platform
Incremental NOI Margins >50%[1] on a sequential basis, demonstrating the earnings power of a scaled national platform as revenue growth flows through to NOI[1]

4. Optimize balance sheet
Target mid-6x leverage; selective asset recycling to concentrate in highest-growth markets

+220 bps
Pro Forma Q1'26 Same-Store Weighted Avergae Occupancy YoY growth[3]

>50%
Pro Forma Q1'26 incremental NOI Margin on a sequential basis[1]

(1) NOI and NOI Margin are non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.
(2) Market Cap component as of May 8, 2026.
(3) Weighted Average Occupancy is a KPI. See appendix at the end of this presentation for definitions.

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Sonida Phase 3 Brings Scale and Opportunity Sonida is a scaled, pure-play, high-growth and differentiated senior housing platform primed to capitalize on long-term sector tailwinds 9 (1) Based on ASHA Top 50 Owners 2025. Market Leadership and Platform Scale 8th largest U.S. senior housing owner with ~14,700 owned units(1) Upscale senior housing portfolio clustered around key regional markets with strong underlying growth metrics Speed, control and flexibility to pursue value-add strategies in existing portfolio Meaningful Long-Term Upside and Financial Benefits Immediately deleveraging transaction strengthened balance sheet and improved free cash flow conversion Future upside from operating cost synergies and economies of scale in regional management structures Capital Advantages and Capacity for Growth Increased equity market capitalization, liquidity and access to capital C-Corp structure allows flexibility and control over cash flow re-investment towards highest internal and external return opportunities Accumulated Net Operating Losses (NOLs) allow carry forward losses to offset future taxable income, reducing future tax liabilities

National Portfolio with Meaningful Regional Density

Sonida™ SENIOR LIVING

Leading pure-play senior housing player with balanced diversification in demographically attractive key geographies


SHOP
NNN
Managed for Third-Party Owner


Midwest
Northeast
West
South
Southeast
SHOP + NNN
40%
5%
14%
21%
20%


AL 49%
IL 34%
MC 16%
SNF 1%

	75+ Population Growth (Next 5 Yrs)	Median Home Value ($k)
Combined SHOP Portfolio (1)	25%	$371k
U.S. National Average	22%	$374k

Sonida's SHOP portfolio is concentrated in markets projected to outpace the national average for 75+ population growth by ~**300 basis points** over the next five years, positioning the portfolio at the intersection of demographic demand and operational scale.

Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2026

(1) Weighted average for Sonida SHOP portfolio based on units (at-share).

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Top-Tier Scale in U.S. Senior Housing

8th largest U.S. senior housing owner

#	Company	Properties	Units
1	Welltower	1,067	112,641
2	Ventas	756	73,570
3	Brookdale Senior Living	376	32,448
4	Harrison Street (Private)	180	24,542
5	Diversified Healthcare Trust	224	24,173
6	American Healthcare REIT	171	17,660
7	StoryPoint Group (Private)	146	16,084
8	**Sonida Senior Living**	**153**[1]	**14,696**[2]
9	Columbia Pacific Advisors (Private)	109	14,296
10	National Senior Communities (Private)[3]	18	12,731

Source: ASHA Top 50 Owners 2025.

(1) Based on 84 owned Sonida properties (excludes managed properties) and CHP's 69 properties (excludes 1 vacant land parcel).
(2) Based on Sonida Available Units for 84 owned assets at share (excludes managed properties) plus total CHP units.
(3) Includes the Erickson Senior Living CCRCs.

Sonida Pro Forma Run-Rate

Mid- to Upper-7x
Leverage

~62%[4]
Run-rate 2026E Normalized FFO per share accretion

7.4%
2026E G&A and 3rd Party Mgmt. Fees
(as a % of Total Revenue)

$1.8B / $1.1B[5]
Market Cap. / Free Float

>$60M / Year
Annual FCF[6]

These are targets and are for illustrative purposes only. These targets should not be read as guarantees of future performance, results or outcomes and may not necessarily be accurate indications of the times at, or by which, if at all, such performance, results or outcomes will be achieved.
(4) This estimate is presented for illustrative purposes only and reflects various assumptions. Normalized FFO per share is a non-GAAP financial measure (see appendix at the end of this presentation for more information).
(5) As of May 8, 2026.
(6) Estimated free cash flow based on Normalized FFO to common shareholders less recurring capital expenditures.

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SPIN: Sonida Performance Insight Navigator 12 Where SPIN Creates Measurable Operating Advantage Proprietary operating infrastructure that provides comprehensive real-time data, analytics, and operating KPIs to facilitate quicker and smarter community-level decision making Data-Driven Pricing & Labor Efficiency Converts real-time rate and staffing data into NOI margin — reducing labor cost as a percentage of revenue while protecting occupancy yield Resident Satisfaction & Employee Engagement Translates leading satisfaction and retention indicators into forward revenue visibility as high engagement predicts lower turnover costs and stronger occupancy trends Decentralized Decision-Making at Scale Owner-operator accountability at the community level drives faster response to market conditions, reducing performance drag across the portfolio Scalable Foundation for Portfolio Growth Each acquisition added to SPIN reduces time-to-performance with standardized data infrastructure compressing integration timelines, protecting NOI from day one • Integrates resident care, workforce, and operational data into a single real-time framework giving community leaders the visibility to act decisively as occupancy and acuity evolve • Optimizes labor to acuity, compressing the cost structure at the community level • Decentralizes decision-making without sacrificing accountability, enabling local leaders to drive NOI performance without bureaucratic lag • Scales with the portfolio — 153 communities generate richer data over time, sharpening rate-setting, accelerating acquisition integration, and compounding margin improvement SPIN Converts Operational Intelligence Into Revenue and Margin Growth

Deep and Experienced Leadership Team 13 Brandon Ribar President & Chief Executive Officer Kevin Detz Chief Financial Officer Max Levy Chief Investment Officer Tabitha Bailey Chief Legal Officer Brandon has more than 20 years of experience managing large portfolios and implementing key strategic initiatives in health care and real estate businesses. Prior to becoming CEO in September 2022, Brandon served as Sonida’s COO. Kevin has more than 20 years of experience instilling financial accountability, scalability and labor efficiencies for global operating companies and financial services organizations. He has a proven track record of integrating operating companies through M&A. Max was a principal at Conversant Capital (prior to joining Sonida in 2024), where he led major investments across several sectors, including health care real state, in both public and private markets. During his time at Conversant, he served on Sonida’s board of directors. Tabitha has deep public and private company experience, having aided the successful growth of multiple companies and having led the negotiations and closings of numerous complex deals. Executive management team has extensive experience and executed on key initiatives to scale the operating platform and grow its asset base Strengthened governance and strategic alignment at Board level with key Director additions Appointment of Michael Simanovsky (Managing Partner, Conversant Capital) as Chairman, strengthening leadership and capital allocation initiatives Appointment of Sam Levinson (Managing Partner, Silk Partners), Sonida’s second largest shareholder, effective April 27, 2026, providing additional real estate and public board experience Appointment of two new, highly experienced board members from CHP including Stephen Mauldin, former CEO, President and Vice Chairman of CHP, ensuring clear continuity and a unified strategic vision

Financial Performance & Highlights 14The Waterford at Levis Commons

2026 Total Portfolio Composition 15 (1) Includes Sonida’s respective at-share ownership of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). (2) See appendix at the end of this presentation for full definitions. Non Same-Store(2) SHOP Communities that are wholly or partially owned, and acquired in the current or prior year or not fully operational in both years NNN Wholly owned seniors housing properties that are leased to third-party tenants under triple-net or similar lease structures, where the tenant bears all or substantially all of the costs (including cost for real estate taxes, utilities, insurance and ordinary repairs). Sonida is not involved in property management. 15 Communities 1,301 Units Same-Store (1)(2) SHOP Communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year 111 Communities 11,139 Units 27 Communities 2,256 Units • Undergone or are undergoing significant changes in the business model or care offerings • Significant capital re-investment plans • Held-for-sale • 2025 acquisition cohort Lease Expiry 13 Communities – May 2030 1 Community – August 2031 1 Community – July 2032 Multiple levers for operational upside

Q1 2026 Financial Comparisons: Pro Forma **Same-Store Portfolio**(1)

SONIDA SENIOR LIVING

Community NOI +14.0% or +$5.9M(2)
Community NOI Margin 31.2% (+170 bps)(2)

$ in millions, except RevPAR and RevPOR	Pro Forma Q1'26 (includes CHP as of January 1)	Pro Forma Q1'25 (includes CHP as of January 1)	Change
Weighted Average Occupancy(2)	87.2%	85.0%	+220 bps
RevPAR(2)	$4,601	$4,270	7.8%
RevPOR(2)	$5,274	$5,022	5.0%
Resident Revenue	$153.8	$142.9	7.6%
Adjusted Operating Expenses(3)	$105.8	$100.8	5.0%
Community NOI(2)	$48.0	$42.1	14.0%
Community NOI Margin(2)	31.2%	29.5%	+170 bps

Pro forma results.
Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding.
(1) Same-Store Portfolio includes operating results and data for 111 consolidated communities and includes acquisitions at Sonida's respective at-share ownership: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). See appendix at the end of this presentation for definition.
(2) RevPAR, RevPOR and Weighted Average Occupancy are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI and Same-Store Community NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(3) Adjusted Operating Expenses is non-GAAP financial measure which excludes professional fees, settlement expense, income tax, personal property tax, casualty loss, and other expenses (corporate operating expenses not allocated to the communities).

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Q1 2026 Financial Comparisons: Pro Forma Total Portfolio(1) 17 Pro forma results. Figures rounded to the nearest tenth and numbers presented may vary to numbers presented in the appendix due to rounding. (1) Total Portfolio is at-share. See appendix at the end of this presentation for definition. (2) Reflects the weighted average number of units for the Same- Store and Non Same-Store Portfolios for the period. (3) RevPAR, RevPOR and Weighted Average Occupancy are KPIs (see appendix at the end of this presentation for definitions). NOI and NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation. (4) Adjusted Operating Expenses is a non-GAAP financial measure which excludes exclude professional fees, settlement expense, income tax, personal property tax, casualty loss, and other expenses (corporate operating expenses not allocated to the communities). $ in millions, except RevPAR and RevPOR Pro Forma Q1’26 (includes CHP as of January 1) Pro Forma Q1’25 (includes CHP as of January 1) Change 13,396 13,102 +294 85.7% 84.7% +100 bps $4,555 $4,294 6.1% $5,316 $5,068 4.9% $183.1 $168.8 8.5% $131.7 $122.7 7.3% $51.4 $46.1 11.3% 28.1% 27.3% +80 bps Community NOI Margin of 28.0% (+70 bps)(3) with subset of Total SHOP Portfolio continuing to stabilize occupancy and NOI post-acquisition i illi s, xc t v v ’ (i l f ) ’ (i l f ) , 5 , 3 . . , , . , , . . . . .8 . .4 .3 . . .0 . 7 $7.1 $6.8 4.4% $58.4 $52.9 10.4%

$4,590 $4,711 $4,754 $4,844 $5,022 $5,123 $5,138 $5,163 $5,274 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Q1' 26 Same-Store Pro Forma Revenue Highlights(1) Q1 2024 - Q1 2026 results include pro forma financial results for CHP communities. RevPOR is a KPI (see appendix at the end of this presentation for definition). (1) Same-Store Portfolio includes acquisitions at Sonida’s respective at-share ownership: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). See appendix at the end of this presentation for definition. (2) Includes Private Pay and Medicaid base rent only. RevPOR YoY Rate Changes(2) RevPOR QoQ Rent Trend(2) 2025 2024 18 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 Q1’26 +14.9% Care Level Q1'26 Q1'25 Difference % Change Independent Living 3,575$ 3,361$ 214$ 6.4% Assisted Living 5,690$ 5,513$ 177$ 3.2% Memory Care 7,305$ 7,011$ 294$ 4.2% Blended Total 5,274$ 5,022$ 252$ 5.0% Other Highlights (YoY) • Q1 2026 resident lease renewal rate average increase of 6.5% • Underlying RevPOR growth remain strong as occupancy continues to ramp • Private Rent Revenue: +7.7% • Level of Care: +11.4% • Discounts & Concessions: -4.5%

$3,194 $3,180 $3,248 $3,320 $3,398 $3,428 $3,462 $3,476 $3,461 -0.4% 2.1% 2.2% 2.4% 0.9% 1.0% 0.4% -0.4% -1.0% -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% $3,000 $3,050 $3,100 $3,150 $3,200 $3,250 $3,300 $3,350 $3,400 $3,450 $3,500 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Q1' 25 Q2' 25 Q3' 25 Q4' 25 Q1' 26 EXPOR Q0Q Same-Store Cost Discipline Drives Continued Stability(1) 19 Q1 2024 - Q1 2026 results include pro forma financial results for CHP communities. (1) Same-Store Community Portfolio includes pro forma operating results and data for 111 communities and includes acquisitions at Sonida’s respective at-share ownership: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). See appendix at the end of this presentation for definitions. (2) Excludes benefits. (3) ExpPOR is a KPI. See appendix at the end of this presentation for definitions. Labor Costs Trend as a Percent of Revenue (2)(3) Category Q1'26 Q1'25 Difference Direct Labor 32.3% 33.3% 1.0% Contract Labor 0.5% 0.5% 0.0% Other Labor 8.2% 8.2% 0.0% Total 41.0% 42.0% 1.0% 42.6% 41.2% 42.3% 42.5% 42.0% 41.7% 41.9% 41.9% 41.0% 40.0% 40.5% 41.0% 41.5% 42.0% 42.5% 43.0% $0.0M $10.0M $20.0M $30.0M $40.0M $50.0M $60.0M $70.0M Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Direct Labor Contract Labor Other Labor % of Revenue Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 Q1’26 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 Q1’26 ExpPOR (2)(3) Category Q1'26 Q1'25 Difference % Change RevPOR 5,274$ 5,022$ 252$ 5.0% ExPOR 3,461$ 3,398$ 63$ 1.8% Spread 1,813$ 1,624$ 189$ 320 bps Labor costs as a percent of revenue declined 100 bps year-over-year to 41.0% — a portfolio low — while the RevPOR-to-ExpPOR spread expanded 320 bps, reflecting the compounding benefit of revenue growth and sustained cost discipline ( ) ( )

Enhanced Balance Sheet Positioned for Future Growth

SONIDA SENIOR LIVING

As of March 31, 2026

Debt Summary

($ in millions)

Debt		Debt Outstanding	Interest Rate
Fixed Rate Agency	$	366.5	4.59%
Floating Rate Agency		49.2	6.26%
Fixed Rate Mortgage		18.3	3.00%
Fixed Rate Financing - Insurance and Other		0.6	5.60%
Bridge Loan (1)(2)(3)(7)		220.0	5.66%
3-Year Term Loan A (1)(2)(3)		275.0	5.61%
5-Year Term Loan A (1)(2)(3)		275.0	5.61%
Secured Revolving Credit Facility (1)(3)(4)		270.0	5.96%
Floating Rate Mortgage (5)		142.2	5.92%
Consolidated JV Debt (5)		19.9	6.59%
Total Consolidated Debt / Wtd. Average	**$**	**1,636.6**	**5.48%**
Unconsolidated JV		11.2	7.30%
Non-Controlling Interest Consolidated JV (5)		(9.8)	6.59%
Total Debt / Wtd. Average At Share	**$**	**1,638.0**	**5.48%**
Fixed Mortgage Notes Classified as Held For Sale (6)		13.0	-

Debt Maturities – Consolidated Communities

($ in millions)

Year	Amortization	Paydown	Maturity	Total - Year
2026	($2.4)	($3.0)	($1.7)	**($7.1)**
2027 (7)	($3.2)	($3.0)	($240.0)	**($246.2)**
2028	($3.4)	-	($131.0)	**($134.4)**
2029	($0.1)	-	($683.5)	**($683.6)**
2030	($0.1)	-	($270.0)	**($270.1)**
Thereafter	-	-	($295.2)	**($295.2)**
Totals	**($9.2)**	**($6.0)**	**($1,621.4)**	**($1,636.6)**

Enterprise Value

(in millions, except Stock Price)

Closing Stock Price	$	32.25
Common Shares Outstanding		**47.4**
Market Capitalization	**$**	**1,527.3**
Consolidated Debt		1,636.6
Add: Pro-rata Unconsolidated Debt		11.2
Add: Notes Payable - Held for Sale		13.0
Less: Assets Held for Sale		(9.5)
Less: Cash and Cash Equivalents		(84.7)
Net Debt	**$**	**1,566.7**
Add: Noncontrolling Interest		4.2
Enterprise Value	**$**	**3,098.2**

Amounts may vary due to rounding. Floating rates calculated based on the lower of monthly lender statements or capped interest rate where applicable.

(1) The Bridge Loan, 3-Year Term Loan A, 5-Year Term Loan A, and Secured Revolving Credit Facility (the "Permanent Facilities") feature a leverage based applicable margin of SOFR + 130-195 on the two aforementioned Term Loans and SOFR + 135-200 for the Bridge Loan and Revolving Credit Facility.

(2) Loan rates reflect designated Term SOFR Administrator rate published March 31, 2026 plus margin.

(3) On March 30th, 2026, the Company completed an expansion of its existing Permanent Facilities under the accordion feature of its Credit Agreement. This consisted of a $50M commitment from Customer's Bank that was split across the three Permanent Facilities in the following manner: $12.5M to 3-Year Term Loan A, $12.5M to 5-year Term Loan A, and $25M to the Secured Revolving Credit Facility. The funds were immediately drawn and used to reduce the remaining Bridge Loan obligations by $50M.

(4) Revolving credit facility rate calculated based on weighted daily average of outstanding borrowings for the preceding quarter.

(5) On March 31st, 2026, the Company acquired the remaining 49% partnership interest in one consolidated joint venture (Decatur community), resulting in an $860k incremental addition to the Company's floating rate mortgage debt. The obligation was paid off in full on April 20th, 2026 and the community is presently unencumbered.

(6) Represents $13M in fixed rate mortgage at 4.25% interest in connection with one community classified as held-for-sale as of March 31, 2026. On January 1, 2026 the Company and lender entered into the Second Omnibus Amendment, resulting in a revised payment schedule in lieu of principal and interest payments alongside an amended maturity date of June 30, 2026. On April 7th, 2026, the Company entered into a non-binding PSA with one prospective buyer and a targeted close in early June 2026.

(7) Includes $220M in Bridge Loan financing drawn at completion of CHP merger. Excludes incremental $50M loan that was funded on May 7, 2026. The loan was split evenly between the 3- and 5-Year Term Loan A and used to pay down the Bridge Loan dollar for dollar. The Company is actively in negotiations to replace this with alternative funding sources and does not anticipate holding beyond 90 days, , although no assurances can be given that the Company will be able to refinance this Bridge Loan within such time period, or not at all.

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20

21Dogwood Forest Capital Allocation Strategy

Disciplined Capital Allocation Plan 22 Enhance portfolio quality and strategic positioning Invest in high-quality assets and geographies that strengthen the long-term durability, competitive positioning, and operating leverage of the portfolio, while recycling capital out of lower-growth or non-core assets 1 Drive accretive per-share value creation Deploy capital only where investments are accretive to free cash flow and NAV per share, underwriting to attractive total returns that materially exceed our cost of capital 2 Maintain disciplined, risk-adjusted execution Pursue opportunities with identifiable operational upside and appropriate incremental return for complexity, while maintaining balance sheet discipline and strong execution 3 Sonida’s capital allocation philosophy is anchored in three core investment principles Since January 1, 2024, Sonida has made over $2 billion of senior housing investments and grown from 61 communities to 153 communities

X X X X Operations-Driven Growth Expands Acquisition Capacity 23 Operational execution can drive excess returns for reinvestment, increase asset value and expand Sonida's acquisition capacity over time Strengthen cost of capital Demonstrated operational execution and per-share value creation support premium valuation, attracting favorable equity capital and expanding capacity for accretive deployment 1 Source attractive acquisitions Pursue opportunities with operational upside, strategic fit, and disciplined underwriting — winning deals on operational capabilities and creative structuring. Our framework is return-driven, not category-driven, and we will pursue stabilized assets when price, structure, and fit meet our return thresholds 2 Drive operating improvement SPIN-driven analytics and decentralized ownership culture enhance NOI, margins, and portfolio performance to generate excess returns 3 Reinvest and create value Reinvestment in assets and the platform supports cash flow growth and increases portfolio value 5 Sonida Growth Flywheel Disciplined acquisitions and operating improvement can create a reinforcing cycle of stronger cash flow, higher value creation and greater strategic flexibility Platform Delivers High ROIC Higher earnings and value creation resulting from unique operating model 4

Differentiated Buyer Primed to Capitalize on Multiyear Opportunity 24 A convergence of industry dynamics and platform advantages positions Sonida to acquire and compound value at scale A Fragmented and Evolving Industry Sonida is Built to Win Limited institutional operators • Many local operators lack the resources to invest in technologies and platforms that support both scale and operational excellence Anticipated early innings of multi-year senior housing recovery • Favorable industry tailwinds (aging population and low supply) driving positive net absorption and rate growth Creative financing and structuring Operating model Deal networking • Flexibility of C-Corp and Owner/Operator/Investor model allows for tailoring investment structures depending on deal profile • Local / regional teams cultivate relationships and reputation • Access to opportunities driven by both capital and operational needs • Operating model unlocks greater asset performance through economies of scale synergies Scale Compounds the Advantage Over Time Each acquisition strengthens the network • Broadening deal flow, deepening operator relationships, and improving our ability to optimize performance across a larger and more diversified asset base Growing regional density • Increases availability for operational synergies in network dense locations; develops visibility into off-market opportunities and strengthens our reputation as solutions- oriented counter-party SPIN platform • Our operating infrastructure become more powerful as more communities contribute data, improving decision- making and performance benchmarking across the portfolio Uniquely positioned for broad range of opportunities • Sonida occupies distinct positioning in the market as a large operator with a significant balance sheet, able to provide both operational and capital solutions across different markets and investment structures

Senior Housing Entering Multi-Year Demand Acceleration 25 Data sourced from Oxford Economics, US Census and NIC MAP Visible demographic-driven demand acceleration while supply troughs 80+ Demographic Growth Rates Senior Housing Units Under Construction – Primary & Secondary Markets 36.5%+ growth of ~4M people to ~18.8M through 2030 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 60,000 65,000 70,000 75,000 Unit Starts Period Average Q1’16 Q1’26 Absorption, Inventory Growth and Occupancy – Primary & Secondary Markets O ccupancy % In ve nt or y an d Ab so rp tio n Q1’16 Q1’26 Q1’26 New Construction Down 65% from Peak Driving Occupancy Growth and Strong Net Absorption 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4%7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 10% 20% 30% 40% 2024 2025 2026 2027 2028 2029 2030 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 Absorption OccupancyInventory Growth 70.0% 75.0% 80.0% 85.0% 90.0% 95.0% -30,000 -20,000 -10,000 0 10,000 20,000 30,000 Q1’26 vs Q1’24 Occupancy +420 bps

Capital Allocation Priorities 26 How do we prioritize capital deployment? This sequencing reflects where we believe capital can generate the most consistent and attractive returns, while preserving flexibility for the opportunities ahead Capital is deployed first into highest-conviction internal value creation, then toward accretive external opportunities, while preserving balance sheet flexibility to support sustained growth Optimize Existing Portfolio • Selective capex: Invest behind highest-return renovations and asset-level initiatives • Asset recycling: Selectively divest non-core or lower-growth assets to concentrate the portfolio in highest-quality markets and communities with durable long- term NOI growth potential Accretive External Growth • High-return acquisitions: Pursue transactions that meet or exceed return thresholds through value- add initiatives, enhanced rate growth, expense savings and other operating levers • Top MSA densification: Cluster around priority markets to scale local operating leverage • Platform-led integration: Leverage Sonida's operating platform to accelerate NOI growth Balance Sheet Management • Near-term leverage goal of mid- 6x: Longer-term target of an even lower leverage level that allows Company to play offense through any future market volatility(1) • Flexible funding: Use opportunistic equity issuance and flexibility from RCF to fund growth • Capital recycling: Continuously redeploy proceeds from asset sales into higher-return uses of capital, maintaining balance sheet efficiency and preserving capacity for future growth (1) This presentation includes long-term targets, which are for illustrative purposes only. These long-term targets should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, if at all, such performance or results will be achieved.

Target Acquisition Profile Sonida targets assets in attractive markets where portfolio quality, durable demand, and operational execution can drive long-term NOI growth • Double-digit unlevered return targets • Basis and underwriting designed to support per-share value creation • High-quality assets that support efficient operations and resident demand • Discount to replacement cost • Avoid assets at risk of functional obsolescence • Multi-service (IL / AL / MC) with opportunity to grow occupancy and margin • Multiple levers for operational upside • Dense markets with favorable supply-demand dynamics • Regional clustering opportunities that enhance scale and market positioning Return Profile Operating Profile Asset Profile Target Markets Screening emphasis: Opportunities must meet return thresholds while aligning with Sonida’s portfolio quality standards, market demand criteria, and regional clustering strategy 27

2024 Acquisition Cohort: Trending Ahead of Plan[1]

Sonida Senior Living

Cohort **ahead of underwriting** at approximately 11.5% yield-on-cost based on pro forma Q1 2026 annualized NOI

The Thesis

Acquire, stabilize, and generate outsized returns

In 2024, Sonida acquired 19 distressed and underperforming assets at an attractive basis — underwritten to a 10%+ stabilized yield-on-cost over an 18–24 month horizon[1]. The playbook was straightforward: improve occupancy, tighten operations, and unlock NOI margin. Today, those assets are tracking ahead of plan.

19 assets



Aggregate purchase price
$145M
$107M (2)
Joint Ventures
8 assets
Wholly-Owned
11 assets

The Result

Performance dimensions improved Q1'26 vs. Dec '24[3]

Since acquisition, the cohort has posted meaningful gains across NOI margin, absolute NOI, and occupancy — all ahead of the Company's original underwriting timeline.

Q1 2026 annualized vs. December 2024 annualized

+1,619 bps	+190.3%	+1,123 bps
NOI Margin[4]	NOI growth[4]	Weighted Average Occupancy[4]

Representative Assets

Communities across key markets

The cohort spans Ohio, Texas, Florida among others — a mix of JV and wholly-owned structures demonstrating the breadth and scalability of the acquisition strategy.



Summit Corners
Macedonia, OH



Waterford of Round Rock
(Palatine JV)
Round Rock, TX



The Ashton at Anderson (Stone JV)
Cincinnati, OH



The Addison of St. Johns (Palm Portfolio)
St. Augustine, FL

(1) Subset of the 2024 acquisition cohort. Excludes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in July 2025.
(2) Aggregate purchase price at 100% share including capex and other funding costs. Includes Stone JV acquisition ($21.3 million gross purchase price of four assets at Sonida 32.71% ownership share) and Palatine JV acquisition ($17.5 million gross purchase price of four assets at Sonida's 51% ownership share).
(3) At-share
(4) Weighted Average Occupancy is a KPI (see appendix at the end of this presentation for definitions). NOI and NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).

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28

CHP Integration Update 29Park Place at Winghaven

Meaningful Synergy Opportunity

CHP-related cost synergies include near-term G&A savings and longer-term optimization across a $500+ million combined cost structure

Initial synergies (modeled as year one run-rate)

Cost Category	Annual Run-Rate Savings	Progress Status
External Advisor Fees *Elimination of external investment management costs*	$13M	Completed
Corporate G&A Savings (Net) *Reduction in duplicative accounting, tax and public company costs, net of incremental retained personnel*	$3M - $7M	On track for 2026
Year-One Run-Rate Estimate *(% of Target G&A)*	**$16M - $20M** *(70 – 85%)*	On track for 2026

Corporate G&A and management costs ($M)(1)



$33
Sonida
$42
$19
$23
3rd-Party Mgmt. Fees
G&A
CHP
$75
$19
$56
Total (Pre-Synergies)
$57
$19
$38
Pro Forma(2)
% of Total Revenues(3)
8.9%
10.4%
9.7%
7.4%

Future potential savings (unmodeled)

Sonida identified **additional** cost savings and operating leverage opportunities across the combined company, illustrating a pathway from integration actions to scalable, recurring margin and free cash flow benefits

Labor Optimization

Addressable labor costs of CHP portfolio: ~$175M

Operating & Purchasing Scale

Addressable food and insurance costs of CHP portfolio: ~$25M

Regional Infrastructure Efficiency

Shared regional infrastructure and scale

Internalization of Management

Target internalized range (3-3.5% vs. 5%) of in-place management agreements (~$19M)

Source: Company management.
(1) Figures based on 2026 estimates and include corporate G&A net of stock-based comp, non-recurring transaction expenses and Sonida management fee income on 13 managed properties on behalf of third-party owners.
(2) Assumes $18M synergies based on midpoint of estimated G&A cost savings ($16M - $20M).
(3) Based on total revenues including rental income from owned triple net properties.

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30

Phased Integration Strategy for Stability and Long-Term Value Creation A deliberate, milestone-driven integration plan designed to ensure operational continuity, minimize disruption, and unlock synergies over time 31 These integration milestones are subject to timing and should not be read as guarantees of future performance, results or outcomes and may not necessarily be accurate indications of the times at, or by which, if at all, such performance, results or outcomes will be achieved. Pre-Closing Closing / First 90 Days Year 1 Long-Term • Finalized integration and key retention plans • Developed draft strategy for operator approach based on initial discussions with operators • Integrate financial systems, reporting and asset management • Effectuate G&A savings through Day 1 elimination of CHP Advisor Fee • Retained access to all CHP employees for 90 days • Achieve full run-rate corporate synergies and size opportunities for future synergies • Prune outlier non-core assets (from both CHP and Sonida portfolios) • Hired 6 of 17 CHP employees for permanent roles with Sonida (all non C-suite) to support portfolio stabilization and combined company • Realize additional synergies through scale and uniformity • Positioned for further external growth using scaled operating platform

Appendix – Supplemental Information 32

Net Operating Income Reconciliation Definitions A-6 Non-GAAP Financial Measures A-7 33 Pro Forma Same-Store Community-Level Portfolio ProfileA-4 A-2/3 A-1 A-5 Pro Forma Operating Highlights Pro Forma Community NOI Adjusted EBITDA ReconciliationA-8 Sonida Investment Portfolio - Market FundamentalsA-10 Table of Contents CHP Adjusted Pro Forma Financial MeasuresA-9

Definitions Available Units is defined by the Company as all units that are part of the Total Portfolio, excluding those that were out of service for the named period. Available Units is used in the calculation of RevPAR and Weighted Average Occupancy. ExpPOR, or average monthly expenses per occupied unit, is defined by the Company as operating expenses for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. NNN Portfolio is defined by the Company as wholly owned seniors housing properties that are leased to third-party tenants under triple-net or similar lease structures, where the tenant bears all or substantially all of the costs (including cost for real estate taxes, utilities, insurance and ordinary repairs). Sonida is not involved in property management. Non Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned and either (i) not operational or not owned for the full year in each year beginning as of January 1st of the prior year or (ii) have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year. RevPAR, or average monthly revenue per Available Unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of Available Units in the corresponding portfolio for the period, divided by the number of months in the period. The RevPAR calculation does not include rental income. RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Our management uses RevPOR for decision making, and we believe the measure provides useful information to investors, because it reflects the average amount of resident revenue we derive from an occupied unit per month without factoring occupancy rates. RevPOR is a significant driver of our senior housing revenue performance. Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Our management uses Same-Store Portfolio operating results and data for decision making and components of executive compensation, and we believe such results and data provide useful information to investors, because it enables comparisons of revenue, expense, and other operating measures for a consistent portfolio over time without giving effect to the impacts of communities that were not consolidated and operational for the comparison periods, communities acquired or disposed during the comparison periods (or planned for disposition). Senior Housing / Senior Housing Operating Properties (SHOP): "Senior Housing" is defined as residential real estate assets designed to accommodate the needs of senior residents, including but not limited to independent living, assisted living, and memory care facilities. Within this category, "Senior Housing Operating Properties" (SHOP) refers exclusively to those properties in which the Company, directly or through third- party management agreements, maintains operational control and bears the associated risks and rewards of ownership, including but not limited to occupancy, revenue generation, and operating expenses. For the avoidance of doubt, this definition expressly excludes senior housing properties subject to triple net lease (“NNN”) agreements. Under such agreements, operational responsibilities, including property management, operating expenses, and financial performance, are borne solely by the lessee, and the Company’s involvement is limited to receiving fixed rental payments. As such, NNN Portfolio assets are not included within the scope of the Total SHOP Portfolio. Total SHOP Portfolio is defined by the Company as the combination of the Same-Store Portfolio and the Non Same-Store Portfolio. Total Portfolio is defined by the Company as the combination of all communities in the Total SHOP Portfolio and the NNN Portfolio. Excludes managed communities. Total Units is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period. Weighted Average Occupancy reflects the percentage of units at our owned communities being utilized by residents over a reporting period. We measure occupancy rates on both a consolidated community portfolio basis and a Same-Store Portfolio basis. Our management uses Weighted Average Occupancy for decision making and components of executive compensation, and we believe the measure provides useful information to investors, because it is a significant driver of our resident revenue performance. A-1

Non-GAAP Financial Measures A-2 This investor presentation contains the financial measures (1) Net Operating Income (“NOI”), (2) Net Operating Income Margin, (3) Adjusted EBITDA, (4) Adjusted Operating Expenses, (5) Normalized FFO per share, (6) Same-Store and (7) Non Same-Store amounts for certain of these metrics, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below. Net Operating Income and Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income (expense), provision for income taxes, management fee income, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, impairment of assets held for sale, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. The Company presents these non-GAAP measures on a consolidated community, Same-Store and Non Same-Store basis. The Company also presents these non- GAAP measures on a pro forma basis to give effect to the acquisition of CHP as if it occurred on the first day of the periods presented. Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock- based compensation expense, provision for credit losses, long-lived asset impairment, casualty losses, and transaction, transition and restructuring costs. The Company also presents Adjusted EBITDA at-share on a pro forma basis to give effect to the acquisition of CHP as of it occurred on the first day of the periods presented. Adjusted Operating Expenses is a non-GAAP performance measure that the Company defines as operating expenses excluding professional fees, settlement expense, income tax, personal property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). The Company believes that presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-today operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Non-GAAP Financial Measures, cont. A-3 Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expenses have material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results. Normalized FFO attributable to common stockholders (“Normalized FFO”) is a non-GAAP performance measure that the Company defines as net income (loss) attributable to common shareholders plus real estate related depreciation and amortization, plus share of real estate related depreciation and amortization from unconsolidated entities, less non-controlling interests’ share of real estate related depreciation and amortization, plus gains (losses) from the sale of depreciable real estate assets less taxes associated with real estate dispositions; plus (less) long-lived impairment of real estate, plus transaction, transition and restructuring costs, conversion costs, casualty losses, debt modification costs, gains / losses on derivatives, gains / losses on extinguishment of debt and other non-recurring credits or expenses. Normalized FFO per share is calculated by dividing Normalized FFO by total common shares outstanding. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Normalized FFO and Normalized FFO per share to be appropriate supplemental measures of operating performance. The Company believes that the presentation of Normalized FFO and Normalized FFO per share are useful measures for investors’ understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Normalized FFO and Normalized FFO per share allow investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis. .

1 Level 24% 2 Levels 59% 3 Levels 17%95+ 19% 90-94.9 20% 85-89.9 16% 80-84.9 17% 75-79.9 8% 65-74.9 13% <65 7% AL/MC 49 IL/AL/MC 19 IL/AL 16 AL 14 IL 12 MC 195+ 19% 90-94.9 33% 85-89.9 20% 80-84.9 8% 75-79.9 9% 65-74.9 6% <65 5% Pro Forma Same-Store Community-Level Portfolio Profile(1) Q1 2024 - Q1 2026 results include pro forma financial results for CHP communities. (1) Same-Store Portfolio includes Sonida’s respective at-share ownership of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). (2) Weighted Average Occupancy is a KPI (see appendix at the end of this presentation for definitions). 83.8 84.0 84.5 84.8 85.0 85.4 86.3 87.1 87.2 84.4 85.1 85.6 85.3 86.0 86.6 87.7 87.9 88.4 80.0 81.0 82.0 83.0 84.0 85.0 86.0 87.0 88.0 89.0 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Weighted Average Spot % of Same-Store Portfolio in 90-95%+ Occupancy Range: +1,300 bps Q1’26 Weighted Average Occupancy Distribution by % of Communities(2) Quarterly Occupancy (in %) Q1’25 Weighted Average Occupancy Distribution by % of Communities(2) Acuity Service Mix Distribution by # of Communities Multi-Acuity Level Distribution by % of Communities A-4

Pro Forma Operating Highlights

	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025	2026 Q1
Same-Store At-Share[1][2][3]						
Resident Revenue	$ 142,853	$ 146,353	$ 148,351	$ 150,385	$ 587,942	$ 153,758
Community NOI	$ 42,131	$ 44,036	$ 43,967	$ 44,621	$ 174,755	$ 48,000
Community NOI Margin	29.5%	30.1%	29.6%	29.7%	29.7%	31.2%
Units available	11,152	11,152	11,148	11,146	11,149	11,139
Weighted Average Occupancy	85.0%	85.4%	86.3%	87.1%	86.0%	87.2%
RevPOR	$ 5,022	$ 5,123	$ 5,138	$ 5,163	$ 5,112	$ 5,274
RevPAR	$ 4,270	$ 4,375	$ 4,436	$ 4,497	$ 4,394	$ 4,601
Non Same-Store[1][3]						
Resident Revenue	$ 25,936	$ 26,480	$ 28,496	$ 29,601	$ 110,513	$ 29,310
Community NOI	$ 3,919	$ 4,095	$ 3,200	$ 3,617	$ 14,831	$ 3,338
Community NOI Margin	15.1%	15.5%	11.2%	12.2%	13.4%	11.4%
Units available	1,950	1,980	2,117	2,251	2,075	2,256
Weighted Average Occupancy	83.0%	82.3%	81.8%	79.5%	81.6%	78.1%
RevPOR	$ 5,339	$ 5,419	$ 5,487	$ 5,514	$ 5,442	$ 5,547
RevPAR	$ 4,434	$ 4,459	$ 4,486	$ 4,383	$ 4,439	$ 4,331
Total Portfolio At-Share[1][2]						
Resident Revenue[3]	$ 168,789	$ 172,833	$ 176,847	$ 179,986	$ 698,455	$ 183,068
Community NOI[3]	$ 46,050	$ 48,131	$ 47,167	$ 48,238	$ 189,586	$ 51,338
Community NOI Margin[3]	27.3%	27.8%	26.7%	26.8%	27.1%	28.0%
NNN Lease Income	$ 6,834	$ 7,002	$ 7,551	$ 7,080	$ 28,467	$ 7,090
Total Portfolio NOI[4]	$ 52,884	$ 55,133	$ 54,718	$ 55,318	$ 218,053	$ 58,428
Units available[3]	13,102	13,131	13,266	13,397	13,224	13,395
Weighted Average Occupancy[3]	84.7%	84.9%	85.6%	85.8%	85.3%	85.7%
RevPOR[3]	$ 5,068	$ 5,166	$ 5,191	$ 5,217	$ 5,161	$ 5,316
RevPAR[3]	$ 4,294	$ 4,387	$ 4,444	$ 4,478	$ 4,401	$ 4,555

Note: Dollars in '000s except for RevPOR and RevPAR. Numbers may vary due to rounding.

(1) Q1 - Q4 2025 and Q1 2026 results include pro forma financial results for CHP communities.
(2) At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).
(3) Pro forma results of the Company's SHOP portfolio. Excludes managed communities.
(4) Pro forma results of the Company's SHOP portfolio and the NNN lease portfolio. Excludes managed communities.

A-5

Pro Forma Community NOI

	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025	2026 Q1
Resident Revenue[1][2]						
Independent Living[3]	$ 36,485	$ 37,219	$ 37,242	$ 37,539	$ 148,485	$ 38,214
Assisted Living[3]	76,464	78,102	78,949	80,439	313,954	82,343
Memory Care[3]	26,084	27,203	28,125	28,337	109,749	29,170
Community Fees	1,639	1,630	1,597	1,804	6,670	1,747
Other Income	2,181	2,199	2,438	2,266	9,084	2,284
Total Same-Store Community Resident Revenue	142,853	146,353	148,351	150,385	587,942	153,758
Resident Revenue for Non Same-Store Communities	25,936	26,480	28,496	29,601	110,513	29,310
Total Resident Revenue, At-Share	$ 168,789	$ 172,833	$ 176,847	$ 179,986	$ 698,455	$ 183,068
Adjusted Operating Expenses[1][2]						
Total Labor And Related Expenses[4]	$ 63,390	$ 64,530	$ 66,397	$ 66,797	$ 261,114	$ 67,179
Contract Labor	732	874	246	676	2,528	735
Food	6,269	6,689	6,951	7,082	26,991	6,671
Utilities	5,934	5,110	5,875	5,463	22,382	6,247
Real Estate Taxes	5,446	5,213	5,417	5,545	21,621	5,456
Advertising And Promotions	3,244	3,489	3,500	3,543	13,776	3,650
Insurance	2,728	2,816	2,829	2,806	11,179	2,684
Supplies	2,466	2,555	2,519	2,708	10,248	2,611
Service Contracts	2,349	2,268	2,411	2,438	9,466	2,413
All Other Operating Expenses	8,164	8,773	8,239	8,706	33,882	8,112
Total Same-Store Adjusted Operating Expense	100,722	102,317	104,384	105,764	413,187	105,758
Operating Expenses for Non Same-Store Communities	22,017	22,385	25,296	25,984	95,682	25,972
Total Adjusted Operating Expenses, At-Share	$ 122,739	$ 124,702	$ 129,680	$ 131,748	$ 508,869	$ 131,730
Net Operating Income[1][2]						
Same-Store Community NOI[5]	$ 42,131	$ 44,036	$ 43,967	$ 44,621	$ 174,755	$ 48,000
Same-Store Community NOI Margin[5]	29.5%	30.1%	29.6%	29.7%	29.7%	31.2%
Non Same-Store Community NOI[5]	$ 3,919	$ 4,095	$ 3,200	$ 3,617	$ 14,831	$ 3,338
Non Same-Store Community NOI Margin[5]	15.1%	15.5%	11.2%	12.2%	13.4%	11.4%
Total Community NOI, At-Share[5]	$ 46,050	$ 48,131	$ 47,167	$ 48,238	$ 189,586	$ 51,338
NNN Lease Income	6,834	7,002	7,551	7,080	28,467	7,090
Total Portfolio NOI, At-Share[6]	$ 52,884	$ 55,133	$ 54,718	$ 55,318	$ 218,053	$ 58,428

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Q1 - Q4 2025 and Q1 2026 results include pro forma financial results for CHP communities.
(2) Includes certain at-share adjustments: KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share)
(3) Includes Second Person and Level of Care fees.
(4) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.
(5) Pro forma results of the Company's SHOP portfolio. Excludes managed communities.
(6) Pro forma results of the Company's SHOP portfolio and the NNN lease portfolio. Excludes managed communities.

Portfolio Unit Build

(as of March 31, 2026)

Total Units	16,706
Owned Units [7][8]	14,842
Available Units [7][8][9]	14,696

(7) Includes Sonida's at-share ownership in JVs. KZ JV acquisition (Sonida 32.71% ownership share) and Palatine JV acquisition (Sonida 51% ownership share).
(8) Excludes managed communities.
(9) Excludes 146 Owned Units that are out of service.

A-6

Net Operating Income Reconciliation

	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025	2026 Q1
Net loss	$ **(13,025)**	$ **(1,973)**	$ **(27,348)**	$ **(30,146)**	$ **(72,492)**	$ **(41,450)**
General and administrative expense	8,472	9,729	10,529	11,121	39,851	10,463
Transaction, transition and restructuring costs[(1)]	610	461	6,174	8,986	16,231	26,094
Depreciation and amortization expense	13,686	13,646	14,627	14,809	56,768	19,960
Third-party property management fees	-	-	-	-	-	1,048
Long-lived asset impairment	-	-	4,733	7,792	12,525	-
Interest income	(242)	(986)	(394)	(481)	(2,103)	(219)
Interest expense	9,446	9,271	9,910	10,008	38,635	12,833
Loss from equity method investment	330	383	374	283	1,370	208
Other income (expense), net	550	(9,063)	1,902	(1,337)	(7,948)	(554)
Provision for income tax	75	91	88	76	330	208
Management fee income	(1,061)	(1,134)	(1,146)	(1,090)	(4,431)	(1,145)
Other expenses[(2)]	1,300	811	1,315	1,323	4,749	1,313
Community NOI	$ 20,141	$ 21,236	$ 20,764	$ 21,344	$ 83,485	$ 28,759
Noncontrolling Interest	(193)	(274)	(366)	(387)	(1,220)	(517)
Pro Rata NOI for Unconsolidated Joint Venture	504	504	610	623	2,241	685
Community NOI, At-Share	$ 20,452	$ 21,466	$ 21,008	$ 21,580	$ 84,506	$ 28,927

Note: Dollars in 000s. Numbers may vary due to rounding.
At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).

(1) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.
(2) Other expenses includes casualty gains and losses, non-recurring settlement fees, income tax and personal property tax, and other expenses.

A-7

Adjusted EBITDA Reconciliation

	2025 Q1	2025 Q2	2025 Q3	2025 Q4	FY 2025	2026 Q1
Adjusted EBITDA						
Net loss	**(13,025)**	**(1,973)**	**(27,348)**	**(30,146)**	**(72,492)**	**(41,450)**
Depreciation and amortization expense	13,686	13,646	14,627	14,809	56,768	19,960
Stock-based compensation expense	973	1,226	1,424	1,426	5,049	2,396
Provision for credit losses	695	745	827	1,062	3,329	1,041
Interest income	(242)	(986)	(394)	(481)	(2,103)	(219)
Interest expense	9,446	9,271	9,910	10,008	38,635	12,833
Long-lived asset impairment	-	-	4,733	7,792	12,525	-
Other (income) expense, net	550	(9,063)	1,902	(1,337)	(7,948)	(554)
Provision for income taxes	75	91	88	76	330	208
Casualty losses(1)	775	697	1,216	748	3,436	1,220
Transaction, transition and restructuring(2)	632	439	6,174	8,986	16,231	26,094
Adjusted EBITDA	13,565	14,093	13,159	12,943	53,760	21,529
Noncontrolling Interest	(88)	(173)	(205)	(252)	(718)	(382)
Pro Rata Adjusted EBITDA for Unconsolidated Joint Venture	719	736	844	735	3,034	759
Adjusted EBITDA, At-Share	14,196	14,656	13,798	13,426	56,076	21,906

Note: Dollars in 000s. Numbers may vary due to rounding.
At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).

(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects, and other.

A-8

A-9 CHP Adjusted Pro Forma Financial Measures Our pro forma financial statements for the year ended December 31, 2025 and three months ended March 31, 2026 are not yet complete. The preliminary estimates presented below were prepared by, and are the responsibility of, the Company’s management, based upon a number of assumptions. We have provided estimated ranges, rather than specific amounts, for the preliminary results described below. The pro forma numbers presented in this investor presentation are based on the midpoint of the estimated ranges. We utilized estimated ranges because our pro forma financial statements are not complete, and the calculations are subject to revision as we integrate CHP into our accounting and control systems. Such revisions may be significant. We may identify items that would require us to make adjustments to the preliminary set forth below. This preliminary estimated financial data should not be viewed as a substitute for consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) or our pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. The Company plans to file pro forma financial statements for the year ended December 31, 2025 and March 31, 2026 on a Form 8-K within the month of May. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the ranges below and does not express an opinion or any other form of assurance with respect thereto. The Company is not able to provide a reconciliation of the CHP adjustments to their most directly comparable GAAP financial measures without unreasonable efforts due to the timing of and visibility into the underlying data used to conform to the presentation of the Company and its filing peers. For the three months ended March 31, 2026, we estimate that CHP would have contributed between $21.3 million and $23.5 million, $22.5 million and $25.0 million, and $70.4 million and $77.8 million to our reported community net operating income at-share, Adjusted EBITDA at-share, and resident revenue at-share, respectively. For the three months ended March 31, 2025, we estimate that CHP would have contributed between $24.3 million and $26.9 million, $21.5 million and $24.0 million, and $84.4 million and $93.3 million to our reported community net operating income at-share, Adjusted EBITDA at-share, and resident revenue at-share, respectively. For the three months ended December 31, 2025, we estimate that CHP would have contributed between $25.3 million and $28.0 million, $22.5 million and $25.0 million, and $88.6 million and $97.9 million to our reported community net operating income at-share, Adjusted EBITDA at-share, and resident revenue at-share, respectively.

Sonida Investment Portfolio - Market Fundamentals

State	Sonida SHOP Portfolio	Unit Inventory[1] 10 mile radius of the Company			Statistics - 10 mile radius: Population Growth			% of Population		Demographics		
	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[3]	75+	Adult Child[3]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	**138**	**2,698**	**49**	**+1.8%**	**+3.3%**	**+24.8%**	**+2.5%**	**7.8%**	**23.7%**	**$ 87,619**	**$ 371,189**	**4.2%**
TX	**30**	3,365	59	+1.8%	+6.3%	+29.1%	+9.2%	5.7%	22.9%	$ 87,554	$ 359,025	-
OH	**14**	2,765	40	+1.4%	+0.6%	+21.4%	(2.9%)	8.6%	23.9%	$ 79,416	$ 282,019	4.3%
IN	**12**	1,907	49	+2.6%	+2.0%	+24.4%	+0.5%	7.2%	23.5%	$ 81,025	$ 285,463	4.5%
FL	**11**	1,739	81	+4.7%	+8.5%	+29.8%	+4.2%	10.5%	24.4%	$ 90,183	$ 408,788	4.3%
OR	**9**	4,123	51	+1.2%	+0.6%	+21.3%	+2.6%	8.5%	23.7%	$ 92,294	$ 569,039	4.6%
WI	**9**	1,732	24	+1.4%	+0.6%	+21.3%	(4.5%)	9.0%	25.0%	$ 83,339	$ 310,669	2.9%
GA	**7**	4,813	60	+1.2%	+3.1%	+27.3%	+4.0%	5.6%	26.2%	$ 110,250	$ 537,050	3.4%
SC	**6**	1,130	4	+0.3%	+5.7%	+26.2%	+2.4%	9.3%	23.6%	$ 79,266	$ 361,048	5.2%
IA	**5**	168	-	-	+1.2%	+18.7%	(3.2%)	9.6%	23.2%	$ 86,114	$ 268,629	3.8%
MO	**4**	2,858	44	+1.5%	+2.0%	+22.2%	+1.7%	7.8%	23.6%	$ 80,765	$ 282,571	4.4%
WA	**4**	2,855	24	+0.8%	+2.2%	+25.3%	+3.6%	7.6%	24.3%	$ 100,708	$ 561,365	4.4%
MD	**3**	5,341	97	+1.8%	+1.9%	+21.6%	+2.7%	7.8%	23.9%	$ 95,669	$ 396,062	4.3%
MI	**3**	571	9	+1.5%	+0.2%	+21.3%	(3.4%)	8.8%	22.3%	$ 69,891	$ 242,630	4.9%
ID	**2**	2,055	74	+3.6%	+6.4%	+28.1%	+10.2%	7.1%	22.7%	$ 92,720	$ 538,185	3.4%
IL	**2**	3,649	157	+4.3%	+1.4%	+22.8%	(0.1%)	7.3%	26.9%	$ 124,816	$ 400,092	3.7%
MN	**2**	7,697	82	+1.1%	+1.5%	+21.9%	+3.1%	7.2%	23.5%	$ 103,253	$ 376,940	5.1%
AL	**1**	62	-	-	+0.7%	+20.3%	(6.1%)	9.1%	24.1%	$ 64,792	$ 176,667	3.0%
AZ	**1**	296	-	-	+2.9%	+16.4%	(8.9%)	14.5%	23.9%	$ 71,638	$ 412,963	4.3%
KY	**1**	4,308	6	+0.1%	+2.8%	+23.4%	+1.9%	8.7%	24.3%	$ 88,971	$ 372,263	2.9%
MA	**1**	2,062	-	-	-	+21.0%	(3.0%)	8.5%	24.1%	$ 74,670	$ 339,053	3.4%
MS	**1**	1,584	-	-	(0.6%)	+22.4%	(1.0%)	7.5%	24.0%	$ 70,411	$ 287,342	5.2%
MT	**1**	1,683	-	-	+2.9%	+23.2%	+5.3%	8.6%	22.5%	$ 79,124	$ 398,605	3.8%
NC	**1**	474	-	-	+5.4%	+20.4%	(6.2%)	14.3%	26.2%	$ 70,474	$ 385,776	4.4%
NE	**1**	3,397	-	-	+4.7%	+26.4%	+7.1%	6.6%	23.8%	$ 115,689	$ 387,742	4.4%
NM	**1**	2,302	-	-	+0.2%	+22.2%	+2.4%	9.0%	24.0%	$ 81,336	$ 357,946	4.3%
NV	**1**	1,145	-	-	+3.3%	+28.5%	+4.1%	7.3%	23.1%	$ 90,402	$ 484,817	4.9%
NY	**1**	231	-	-	+1.0%	+17.9%	(5.3%)	9.0%	18.4%	$ 77,174	$ 226,522	3.4%
OK	**1**	3,838	-	-	+3.4%	+24.2%	+6.5%	6.7%	21.7%	$ 78,571	$ 319,492	3.7%
TN	**1**	2,859	196	+6.9%	(0.7%)	+21.4%	(3.7%)	7.2%	25.1%	$ 104,494	$ 416,272	5.1%
UT	**1**	1,531	-	-	+4.3%	+27.1%	+10.9%	4.8%	21.5%	$ 113,083	$ 536,523	3.0%
VA	**1**	3,464	449	+13.0%	(0.5%)	+21.2%	+1.3%	6.8%	22.0%	$ 85,129	$ 372,414	4.3%

State	Statistics - State: Population Growth			% of Population		Demographics		
	Total	75+	Adult Child[2]	75+	Adult Child[3]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	**+3.4%**	**+23.9%**	**+2.0%**	**7.9%**	**24.0%**	**$ 83,626**	**$ 349,049**	**4.2%**
TX	+6.5%	+28.4%	+8.2%	6.0%	23.3%	$ 84,821	$ 316,919	4.7%
OH	+0.6%	+21.2%	(2.7%)	8.4%	24.1%	$ 76,620	$ 255,337	4.2%
IN	+1.6%	+22.5%	(1.0%)	7.7%	23.8%	$ 78,842	$ 266,749	3.8%
FL	+7.5%	+24.4%	+3.7%	10.7%	25.1%	$ 82,328	$ 407,634	4.3%
OR	+0.4%	+20.3%	+1.6%	8.9%	24.3%	$ 89,583	$ 552,596	4.5%
WI	+1.0%	+22.4%	(2.9%)	8.5%	24.6%	$ 84,914	$ 327,857	2.9%
GA	+3.7%	+25.8%	+2.4%	6.8%	24.7%	$ 83,553	$ 367,413	4.6%
SC	+6.1%	+27.4%	+2.2%	8.7%	24.4%	$ 74,731	$ 294,063	4.5%
IA	+1.5%	+19.6%	(1.2%)	8.5%	23.2%	$ 80,102	$ 252,597	2.9%
MO	+1.5%	+21.3%	(1.1%)	8.3%	23.8%	$ 76,754	$ 270,067	3.7%
WA	+3.1%	+24.2%	+4.9%	7.6%	23.8%	$ 106,667	$ 628,861	4.6%
MD	+1.4%	+20.8%	(0.4%)	7.9%	25.3%	$ 109,265	$ 479,412	4.3%
MI	+0.6%	+21.5%	(3.9%)	8.6%	24.5%	$ 78,324	$ 271,354	4.9%
ID	+6.5%	+28.4%	+6.7%	7.7%	22.8%	$ 85,227	$ 491,111	3.4%
IL	-	+19.4%	(1.0%)	8.0%	24.7%	$ 89,161	$ 297,801	5.2%
MN	+1.5%	+20.6%	+0.4%	8.0%	23.9%	$ 94,261	$ 371,212	3.4%
AL	+2.2%	+22.6%	(1.8%)	8.3%	24.2%	$ 68,981	$ 237,607	4.3%
AZ	+5.0%	+21.3%	+3.8%	9.2%	23.1%	$ 87,057	$ 430,233	4.5%
KY	+1.8%	+23.4%	(2.2%)	8.0%	24.5%	$ 68,280	$ 247,685	4.4%
MA	+1.8%	+21.2%	(0.2%)	8.5%	24.9%	$ 112,656	$ 644,958	4.4%
MS	(0.2%)	+20.3%	(3.7%)	7.9%	23.9%	$ 62,500	$ 195,370	5.1%
MT	+3.2%	+25.0%	+1.8%	9.0%	23.3%	$ 79,255	$ 475,490	3.0%
NC	+5.1%	+25.8%	+2.4%	7.9%	24.8%	$ 78,017	$ 339,796	4.3%
NE	+2.2%	+21.3%	+1.5%	7.7%	22.5%	$ 82,622	$ 283,333	2.6%
NM	+0.4%	+20.0%	(0.8%)	9.1%	22.9%	$ 67,788	$ 286,618	5.3%
NV	+4.7%	+25.9%	+5.2%	7.9%	24.8%	$ 88,955	$ 473,790	5.6%
NY	+0.2%	+18.1%	(2.3%)	8.7%	24.8%	$ 92,016	$ 484,848	5.7%
OK	+2.7%	+22.6%	+2.3%	7.5%	22.8%	$ 69,118	$ 240,741	4.7%
TN	+3.9%	+25.7%	+0.8%	7.8%	24.5%	$ 74,746	$ 349,533	4.1%
UT	+6.0%	+27.7%	+11.3%	5.3%	20.9%	$ 103,846	$ 567,661	3.3%
VA	+1.9%	+21.0%	+0.5%	7.8%	24.7%	$ 97,514	$ 452,193	3.8%

Note: Dollars in 000s. Numbers may vary due to rounding.
Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2026. NIC MAP Vision Seniors Housing Inventory data is current as of the Q1 2026 Market Fundamentals update.

(1) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.
(2) Adult child reflects population between the ages of 45-64.
(3) Based on an average of a 10-mile radius of SSL site.
(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2025. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since Q4 2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since Q1 2015.



Tertiary Markets (19%)
Market Type Classification(4)
Primary Markets (44%)
Secondary Markets (37%)

A-10